PRODUCTS EXCLUSIVE LICENSING AGREEMENT

THIS AGREEMENT is made and enters into effective on the date March 9th, 2004:

BETWEEN:

Hotway Nutraceutical Canada Co.,Ltd. (or its Norminee) a Company duly incorporated under the laws of the Province of British Columbia, and having its office situate at: 1O1- 350 East Kent Avenue South, Vancouver, BC Canada, V5X 4N6;

(hereinafter called the "LICENSOR")
                                                          OF THE FIRST PARTY

AND:

A E&E PHARMA (or its Nominee ), a Company duly incorporated under the laws of the Sate of Nevada, USA, and having an office situated at: suite 2300 -1066 West Hastings Street, Vancouver, BC, Canada, V6E 3X2;

(hereinafter called the "LINENCEE")
                                                          OF THE SECOND PARTY

WHEREAS:

A. The Licensor is the legal and beneficial owner of " the 19 products" (The formulas and their Raw Materials Manufacturing and Supply); CordyKing, EnergyCordy, LungCordy, CardioCordy, ImmuneCordy, BrainCordy, KidneyCordy, LiverCordy, AllergyCordy, SightCordy, CordyMan, CordyWoman, LongevityCorrdy, DiabeCordy, ProstCordy, TumorCordy, FitCordy, BeautyCordy and FluCordy Together with the proprietary information, trade secrets, industrial knowledge and know-how related to the products;

B. The Licensor desires to license to the Licensee exclusively in the defined Licensee's territory in connection with the Licensee Utilizing the Licensed Products and their Raw Materials Exclusively Supply and the Licensee desires to take a excusive license from the Licensor in the defined the Licensee's territory, to use the aforesaid "The Products", and all Trade Mark, and the proprietary information, trade secrets, industrial knowledge and know-how related thereto exclusively in the defined the Licensee's territory;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and other valuable consideration and in consideration of the premises, the mutual covenants and agreement herein contained to be kept and performed by each of the parties hereto, the parties hereto hereby agree as follows:

1. DEFINITIONS

1.1 In this Agreement the following definitions shall apply:

a. "Closing Date" means the date when both parties agree and sign this Agreement.

b. "The effective period" of this Agreement is 20 years from the "Closing Date" of this Agreement with an extra 20 years renewable with the same terms.

c. " Derivative Works " means any derivative of " the Products" , including any modification, refinement, upgrade, improvement or derivation made to the Products by either the Licensor or the Licensee;

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d. "Intellectual Property Rights" means all rights arising under federal, provincial, common or civil law with respect to the Licensed Products, including, without limitation, all patents, copyrights, trade secrets, Trade-marks, proprietary information and know-how;

e. "Licensed Products" means the Products, and their raw materials supply the Proprietary Information and any Derivative Works;

f. "Licensee's Territory" means the geographical areas of: North America: United States (USA) and Canada, South America: Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, European: England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, and Australia, Monaco, Norway, Denmark, Austria, and Ireland. Middle East: Israel. Kuwait, Iran. Asian: Hong Kong, Japan, Malaise, Singapore and India, Indonesia, P.R. China

g. "Products" means: CordyKing, EnergvCordy, LungCordy, CardioCordy, lmmuneCordy, BrainCordy, KidnevCordy, LiverCordy AllergyCordv, SightCordy, CordyMan, CordyWoman and LongevityCordy, DiabeCordy, ProstCordy. TumorCordv, FitCordv, BeautyCordy and FluCordy and, their Raw Materials.

h. "Proprietary information" means the proprietary information, trade secrets, industrial knowledge and know-how acquired and developed during the invention, developing and refinement of the Licensed Products and any information concerning a party or a party's business whether or not a matter of public knowledge;

i. "Trade-marks" Trade Names/Brand Names "means the Trade-marks/Trade names/Brand Names registered directly or indirectly in the name of the Licensee exclusively in the defined the Licensee's Territory.

j. "Utilize" means, when used in conjunction with the licensing of any Licensed Products, the act of assigning, sublicensing, marketing, selling, using, exploiting and otherwise utilizing such Licensed Products.

2. PRODUCTS LICENSES

2.1 License

The Licensor hereby grants to the Licensee:

a. the exclusive license to utilize the Licensed products and their Raw Materials Supply exclusively in the Licensee's Territory;

b. the exclusive rights to register the Trade marks/ Trade Names of the Licensed Products under the name of the Licensee in the defined the Licensee's Territory;

c. the exclusive license to use, replicate, copy, modify, adopt and manufacture the Licensed Products for the purpose of developing Derivative Works;

d. the exclusive license to use, replicate, copy, modify, adopt the Licensed Products for the exclusive purpose of performing the Licensee's obligations under this Agreement and only to the extent reasonably required to accomplish such purpose; and

e. the exclusive license to make copies of the Licensed Products for demonstration us only and to distribute them at no charge, together with end-user licence in a form acceptable to the licensee and Licensor, and such documentation as the Licensor and the licensee agree upon package in a form and substance acceptable to the Licensor anal the Licensee for the exclusive purposes of demonstrating the Licensed Products by the Licensee the Licensee' s territory.

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f. the exclusive rights to the Licensed Products' formula products' ingredients for exclusively manufacturing for the Licensee of the Licensed products and their raw materials exclusively supply in the defined the Licensee's Territory. Also the Licensor will guarantee the quality of the Licensed Products and it's ingredients according Health Canada & USA health regulations. Also the Licensor will guarantee the Supply for Licensed Products and their raw materials to the Licensee in the is Agreement period in the defined territory countries;

g . The Licensor agree that the Licensee will have the 1st refusal right option to acquire any new products' Licensing Rights in the Licensee' Territory which the Licensor has developed after this Agreement being signed by both parties.

2.2 Transfer of Products and Proprietary information

The Licensor shall provide the Licensee with copies of the Products and Proprietary Information within 30 days of the doe of this Agreement for the demonstration and marketing and valuation purposes.

2.3 Licensee's Review

With the full permission of Licensor tie authorized representatives of the Licensee could enter the Licensor' promises at all reasonable times for the purpose of inspecting the Licensed Products and manufacturing processing under this Agreement and the methods of the manufacturing them and shall, if called upon by the Licensee to do so, furnish all necessary information and assistance to permit the Licensor to investigate and verify the Licensor's compliance with this Agreement.

3. Trade-Marks/ Trade-Marks/Trade Names/Brand Names

3.1 License

The Licenser hereby grants to the Licensee the exclusive license muse and register the "Licensed Products" directly or indirectly in the name of A E&E Pharma Corporation for its own Trade-marks or/and Trade Names/Brand Names in the Licensee's Territory in connection with the Licensee Utilizing the Licensed product.

3.2 Ownership of Trade-Marks/Trade Names/Brand Names

The Licensor acknowledges that the Licensee is the sole owner of the Trade-Marks/Trade Narnes/Brand Names for these Licensed Products in the Licensee's Territory in the connection with the Licensee Utilizing the Licensed products and agrees that all use by the Licensee of the Trade-marks/Trade Names/Brand Names in any manner whatsoever shall ensure to the benefit of the Licensee and that no right, title or interest in the Trade-marks/Brand Names/Trade Names is transferred to the Licensor and any other 3rd parties except the right to use the Trade-marks/Trade names/Brand Names in the manner and subject to the terns and conditions set forth herein.

3.3 Form of Trade-marks/TradeNames/Brand Names Use

The Licensor and the Licensee shall use the Names only in the style as registered tinder the Licensee (A E&E Pharma Corporation) in the Licensee's Territory in connection with the Licensee Utilizing the Licensed products, or if not registered, as used by the Licensor, and any variation from such style shall be subject to the Licensee's prior written consent.

3.4 Unauthorized Use

The Licensor agrees not to use these Licensed Products and their raw materials in the define territory countries for any other of the Trade-mark/Trade Names for any other 3rd parties, except exclusively use for the Trade-marks/Brand Names/Brand Names of the Licensee in the Licensee's Territory, unless authorized to do so in writing.

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3.5 Defense of Trade-marks/Trade Names/Brand Names

The Licensor shall cooperate with the Licensee for the purpose of the licensee registering, maintaining, renewing, or defending the Licencee's
Trade-marks/Trade-Names/Brand Names, including executing and registering with all applicable government or regulatory authorities registered user agreements for the Licensee's Trade-marks/Trade names/Brand Names.

3.6 Compliance with Trade-mark/Trade-Name/Brand Name Law

The Licensor and the Licensee shall at all times comply with the Trade-marks/Trade- Names/Brand Names laws, regulations, degrees and requirements in effect from time to time in the jurisdictions in which the Licensee exclusively uses and register the Trade-marks/Trade- Names/Brand Names for these "Licensed Products", and their raw materials.

3.7 Trade-marks/Trade-Names/Brand Names Credits

The Licensor and the Licensee shall include

a. on all Licensed Products and in all advertisements, specification sheets and other sales and promotional material in or on which one of the Names/Brand Names is used, a notice stating that it is the Licensee's
Trade-marks/Trade-Names/Brand Names or other words of similar import; and

b. on all Licensed Products manufactured by the Licensor for the Licensee exclusively in the Licensee's Territory bearing one or more of the Trade-marks/Trade-Names/Brand Names a notice that all such Trade-marks/Trade-Names/Brand Names are Trade-marks/Trade-Names/Brand Names of the Licensee, or words of similar import, shall have noted thereon the name of the manufacturer, the country of domicile, and the place of manufacture of the Licensed products and, in addition, notice shall be given on such Licensed Products that they were manufacture by the Licensor exclusively for the Licensee as a Licensee in the Licensee's Territory, or words of similar import.

3.8 Use of Other Trade-marks/Trade- Names/Brand Names

The Licensee shall be entitled muse other designations or Trade-marks/Trade-Names/Brand Names in connection with its Utilizing the Licensed Products but shall not adopt or use as one of its own Trademarks/Trade-Names/Brand Names, Trade-Mark/Trade- Name/Brand Name which includes or which is confusingly similar to any of the Trade-mark/Trade-name with one of the Trade-marks/trade-Names or otherwise modify of alter any of the Trade- marks/Trade Names/Brand Names and, in the event the Licensee calls the attention of the Licensor to any confusion or risk of confusion, the Licensor shall accept and adopt any reasonable suggestion for avoid such confusion.

3.9 Prohibited Use of Trade marks/Trade-names/Brand Names

The Licensor acknowledges that is does not have the right to include or use any the Trade-marks/TradeNames/Brand Names or any translation thereof in its corporate name or the corporate name of any subsidiary or affiliate unless specifically authorized to do so in writing by the Licensee in the Licensee's Territory in connection with the Licensee Utilizing the Licensed Products.

3.l0 Termination of Authorized Use and Name

Immediately upon termination upon written request by the Licensee, whichever occurs first., the Licensor Shall take all steps necessary to cause steps necessary to cause the name of Licensor or any affiliate or subsidiary, which may have one of the Trade-marks/Trade Names /Brand Names or translation involve, and shall cause to filed promptly the necessary amendment documents with the appropriate authorities so as to correct the

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
corporate records to remove all reference to the Trade-mark/Trade Names/Brand Names or translation involved.

3.11 No Registration by Licensor

The Licensor agrees that it will not register the Licensed Products and their raw materials in the Licensee's Territory countries of the world (in connection with the Licensee Utilizing the Licensed Products) any of the Trade-marks/Trade-Names/Brand Navies or translations thereof, or any Trade-mark and trade name/Brand Names which includes or is similar to any of the Trade-marks/trade names/Brand Names unless specifically authorized in writing do so by the Licensee or unless the Licensor is acting solely as agent for the Licensee's Licensed Products which manufactured by the Licensor and Licensor manufactured for the Licensee exclusively for marketing in the Licensee's Territory.

3.12 Maintenance of Trade-marks/Trade names/Brand Names & Goodwill

The Licensor agree that The Licensee shall exclusively register all these LICENSED Products/Trademarks/Trade names/Brand Names in the Licensee's Territory countries of the world (in connection with the Licensee Utilizing the Licensed Products).

The Licensor shall conduct its business and use these exclusive Trade-marks/trade names/Brand Names in the promotion and sale of the Licensed products, in respect of the handling of warranty claims and maintenance and the service matters after the sale of the Licensed Products, and all other matters affecting the Licensed products in a manner in which will uphold and enhance the reputation of the Trademarks/Trade Names/Brand Names in the market place and the Licensor will not engage in or permit any commercial or other practices which may tend to injure or impair the value of the Trade-marks/Trade names/Brand Names and the Licensor shall accept and adopt all reasonable suggestions for a change of any practices by the Licensor or others under its control which, in the opinion of the Licensee, are harmful to any of the Trade-marks or the goodwill which they represent.

3.13 Application to other Trade-marks/Trade Names/Brand Names

The Licensee shall be entitled to the same rights and benefits and subject to the same duties and obligations as are set forth herein for the Trade-Marks in respect of any Trade-marks or trade names or brand names which their owners may authorize the Licensee to authorize the Licensor to use in connection with the Licensee's Utilizing the Licensed products.

3.14Trade-marks/Trade Names/Brand Names Infringement

The Licensor agrees to notify the Licensee, in writing, of any conflicting uses of the Trade-Marks/Trade names/Brand Names, any application for or any registration of any of them by anyone other than the Licensee and acts of infringement or acts of unfair competition involving the Licensee's exclusive Trademarks/Trade Names/Brand names, anywhere in the Licensee's Territory counties, promptly after such matters are brought to its attention, or it has knowledge thereof.

3.15 Covenant of the Licensee

The Licensee convenants and agrees to maintain the Trade-marks/Trade names/Brand Names in good standing in accordance with the requirements of the applicable legislation in the Licensee' Territory.

4. CONSIDERATION

4.1 The consideration due and payable to the Licensor from the Licensee for the Licenses granted to the Licensee herein shall be:

A total amount of the $USD 10,000 for each country for the Licensed Products in the defined licensee's Territory

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The payments will be paid to the Licensor from the Licensee within 12 months after the Closing Date of this Agreement.

4.2. The Licensee agree to manage the minimum 2000 bottles/60 capsules order of the Licensed products in each defined territory country within 6-1.2 months after the Closing Date of this Agreement;

4.3. The Licensee agrees to manage the North America TV Marketing Programs or other marketing means for the Licensed Products within 3 to 6 months after the Closing date of this Agreement;

4.4. The Licensee agree to manage the minimum 6000 bottles/60 capsules annually for each defined country in the Licensee's Territory within 6-12 months after the Closing Date of this Agreement.

4.5. The Licensee agree to manage the minimum order of the products raw materials for 200kg/mon in Canada within 6-12 months after the Closing Date of this Agreement.

5. CLOSING

The Closing of the transaction contemplated herein shall take place at March 9th , 2004 in Vancouver, BC Canada when both parties sign this Agreement, all the terms and conditions of this Agreement will start to be effective immediately.

6. Delivery of Products

6.1 Within 10 days of the Licensee's execution of this Agreement, or within 10 days of when the same is available to the Licensor, whichever is later, the Licensor shall delivery to the Licensee one copy of the current version of each Product and the Proprietary information necessary to enable the Licensee to develop prototypes of the Products and commercially exploit the Products within the Licensee 'Territory.

6.2 Each party shall deliver to the other, within 10 days of their development; any Derivative Works which that party has developed.

7. Representations And Warranties of The Licensor

The Licensor represents and warrants to the Licensee that:

a. the Licensor is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada, and has all requisite corporate power and authority to execute, deliver and perform under this Agreement and consummate the transactions contemplated herein;

b, this Agreement has been duly and valid authorized, executed and delivered by the Licensor and constitute a valid and binding obligation on the Licensor and fully enforceable in accordance with its terms;

c. the Licensor owns and possesses and has all Intellectual Property Rights and good and marketable title to the Products free and clear of any and all mortgages, liens, charges, pledges, security interests, encumbrances and other claims whatsoever, and the Licensor has full power and absolute authority to license the Products without first obtaining the consent of any other person or body corporate except as set forth herein;

d. there is no pending or threatened legal actions or administrative hearing challenging the right of the Licensor or its Intellectual Property Rights in the Products or its right to the Trade-marks;

e. no third parties have distribution rights or licenses to Utilize any of the Products which derived through the Licensor in the Licensee's Territory;

f. the Licensor has the requisite power and authority to enter into this Agreement and this Agreements has been duly and validly authorized, executed and delivered by the Licensor and constitutes s a valid and binding obligation of the Licensor fully enforceable in accordance with its terms;

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
g. to the knowledge of the Licensor the Products do not infringe upon the proprietary rights of any other person or entity.

8. Representations and Warranties of the Licensee

The Licensee represents and warrants to the Licensor that:

a. the Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA, and has all requisite corporate power and authority to execute; deliver and perform under this Agreement and consummate the transactions contemplated herein; and

b. no consent, authorization or approval of exemption by, or filing with, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Licensee of this Agreement.

9. Conditions Pertinent to the Obligations of the Licensee

The obligations of the Licensee hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing hey the Licensee in its sole discretion:

a. Accuracy of Representations and Warranties

Each of the representations and warranties of the Licensor contained in this Agreement shall be true on and as of the Closing date with the same force and effect as though made on and as of the Closing Date, and the Licensor shall have delivered to the Licensee a certificate to that effect;

b. Performance of Covenants

The Licensor shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement;

c. Litigation, Etc.

The following legal information concerning the Licensor shall be true and accurate on and as of the Closing Date:

i. on claim, action, suit, proceeding, arbitration or hearing or notice of hearing shall be pending or threatened against or affecting the Licensor, the Licensed Products or the Proprietary Information which would have a material adverse effect upon the Licensor or the transaction contemplated by this Agreement;

ii. no violation shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would materially adversely affect the Licensed Products or the Proprietary Information; and

iii. no law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of the Licensor to consummate the transactions contemplated by this Agreement;

d. Consents

The Licensor shall have delivered to the Licensee all consents and approvals of all persons and entities necessary for the performance of the transactions contemplated in this Agreement;

10. Conditions Precedent to the Obligations of the Licensor

The obligations of the Licensor hereunder are subject to fulfillment, at or prior to the Closing , of each of the following conditions, any or all of which may be waived in writing by the Licensor in its sole discretion:

a. Accuracy of Representations and warranties Each of the representations and warranties of the Licensee contained in this Agreement shall be true on as of the Closing Date with the same force and effect as through made as of the Closing Date, except as

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affected by the transaction contemplated hereby and the Licensee, if requested, shall have delivered to the Licensor a certificate to that effect;

b. Performance of Covenants

The Licensee shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on before the Closing Date pursuant to this Agreement; and

c. Litigation, Etc.

No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting the Licensee which might result or has resulted either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement.

11. Ownership of Intellectual Property Rights

12. Bilateral Non-disclosure Covenants

12.1 Covenant. not to Disclose

Each party shall use reasonable procedures to safeguard the Proprietary Information, including releasing the Proprietary Information only to employees on a "need to know" basis and the parties covenant that during the term of this Agreement and for a period of ten years thereafter they will not, unless required by law or regulatory authority, at any time, without the express prior written consent of the other party, which consent shall not be unreasonably withheld, disclose or otherwise make known or available to any person, firm, corporation or other entity, or use for its own account, any Proprietary Information except as specifically permitted under this Agreement.

12.2. Specific Performance

Each party acknowledges that:

a. the party who would be damaged by breach of the above covenant will not have any adequate remedy at law; and accordingly, the parties agree that either party shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any such covenants or any other obligations under this Agreement if a party is failing to perform any of its obligations hereunder.

13. Export Regulations

The Licensee shall obtain at its expenses all necessary state and federal permits, licenses and approvals that are necessary for the Licensee to export the Licensed Products and technologies to jurisdictions outside Canada and the Licensor shall cooperate with the Licensee in all reasonable respects.

14. SubLicensing

The rights and licenses granted herein shall include the rights to grant sublicenses hereunder. The Licensee agree to inform the Licensor for any sublicensing's information.

15. Territorial Limits

Nothing contained in this Agreement shall be construed to grant to the Licensee any rights to utilize the Licensed Products outside the Licensee's Territory.

16. Refinement Disclosure

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The parties shall disclose to each other all developments and improvements to the Licensed Products and all technical data information relating to any such developments or improvements to the Licensed Products that either may develop or acquire during the term of this Agreement.

17. Miscellaneous

17.1 Severability

The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section and any such provision of this Agreement that is so broad as to be unenforceable shall be interpreted to be only so broad as is enforceable.

17.2 Headings

The headings of sections, subsections and paragraphs of this Agreement are inserted for convenience only and shall not control or effect the meaning of construction of any of its provisions.

17.3 Waiver

No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, and the waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

17.4 Binding Effects, Benefits

This Agreement shall ensure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

17.5 Entire Agreement, Amendment

This Agreement, including all schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

17.6 Counterparts

]his Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17.7 Third Parties

Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies on any person other than the parties to this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

17.8 Governing Laws

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of Province of British Columbia.

17.9 Waiver of Breach

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The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

17.10 Disputes

In any litigation or disputes arising out of this Agreement the prevailing party will be entitled to recover all reasonable costs and attorney fees, including costs and fees on appeal.

17.11 Rights Cumulative

The provisions of this Agreement shall not be construed as limiting any rights or remedies that either party may otherwise have under the applicable law.

17.12 Independent Counsel

Each party acknowledges that it has retained independent counsel to review the terms of this Agreement and to advise as to the legal effect will have upon the respective rights and obligations arising hereunder.

17.13 Assignment Clause

This Agreement any not be assigned by either party without the consent of the other having first been obtained in writing.

17.14 Force Majeure

Neither party hereto shall be responsible for the failure or delay in performing any of its obligations due to cause beyond its control and these causes shall include, but shall not be restricted to fire, storm, flood, earthquake, explosion, accident, acts of a public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labour disputes, transportation embargos, or failure or delays in transportation, acts of God. acts, rules, regulations, orders or directives of any national government or agency thereof, acts, rules, regulations, orders or directives of any provincial or local government or agency thereof, or the order of any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have hereunto execute this Agreement as of the day and year first above written.

THE CORPROATE SEAL of

Was hereunto affixed in the presence of
/s/Julianna Lu
------------------
Julianna Jenny Lu, The President/CEO, authorized signatory
A E&E Pharma Corporation, #2300 - 1066 West Hastings Street
Tel 604-601-8268, Fax: 604-601-8279.

Witness Name:                                        , Signature:

-------------------------                            ---------------------------
Date: March 9th, 2004


THE CORPROATE SEAL of
Was hereunto affixed in the presence of

/s/ Hua Zhu
---------------
Mr. Zhu, Hua.: The Director
Hotway Nutraceutical Canada Co., Ltd.
101-350 East Kent Avenue South
Vancouver, BC Canada V5X 4N6
Tel: 604-683-091.2, Fax: 604-683-0930,
March 9th,  2004

Witness Name:.


Mr. Zhu, Hua, Frank, Director of Hotway Signature: /s/ Frank Hua Zhu
                                                   -----------------
Date: March 9th , 2004



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